Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
ICAP CORPORATES                             00-0000000    2,259,663,460
FEDERAL RESERVE BK NYC                      00-0000000    1,556,129,000
BARCLAYS CAPITAL INC.                       05-0346412      241,027,175
BANK OF AMERICA SECURITIES LLC              56-2058405      335,081,986
HSBC BANK                                   00-0000000      318,552,959
SOCIETE GENERALE                            13-3557071      315,785,871
BNP PARIBAS SECURITIES CORP.                13-3235334      299,236,616
NATIXIS SECURITIES AMERICAS LLC             00-0000000      294,487,600
CITIGROUP, INC.                             52-1568099      217,466,963
WELLS FARGO BANK                            41-0449260      234,212,361






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
ICAP CORPORATES                             00-0000000        2,549,150
FEDERAL RESERVE BK NYC                      00-0000000                0
BARCLAYS CAPITAL INC.                       05-0346412      164,866,021
BANK OF AMERICA SECURITIES LLC              56-2058405       49,028,856
HSBC BANK                                   00-0000000          308,304
SOCIETE GENERALE                            13-3557071          918,482
BNP PARIBAS SECURITIES CORP.                13-3235334          683,299
NATIXIS SECURITIES AMERICAS LLC             00-0000000                0
CITIGROUP, INC.                             52-1568099       47,743,476
WELLS FARGO BANK                            41-0449260        3,145,447




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    7,386,294,309 D. Total Sales: 447,892,737

                               SCREEN NUMBER : 12